EXCHANGE AGREEMENT

To: .

Date: November 15, 2003

           On the terms and conditions set forth in this agreement (this "Agreement"), MEDIX RESOURCES, INC.. (the "Company") hereby offers to exchange with [_________________] (the "Holder") Secured Promissory Notes of the Company (the "Notes") having such maturity dates and in the amount (the "Exchange Amount") set forth in the schedule attached hereto as Exhibit A, on the date on which the Holder shall deliver Notes to the Company (the "Settlement Date"), in exchange for shares of the Company's common stock, par value $0.001 (the "Shares"). Such exchange (the "Exchange") is intended to be exempt from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended (the "Securities Act").

           1.            Exchange of Shares. The number of Shares to be exchanged (the "Exchanged Shares") on any Settlement Date shall be 5,555.56 for each $1,000 face value of Notes delivered (the "Note Exchange Price"). Accrued interest due on the Notes shall be exchanged on identical terms.

           2.            Offer Period. This offer period shall begin on the date hereof and end upon the earlier of (i) November 30, 2003 and (ii) the date on which the offer is accepted by the Holder. The Settlement Date shall occur three (3) business days after the Holder accepts the Exchange.

           3.            Offer Limitation. Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of an aggregate of 21,941,013 Shares in the Exchange arising pursuant to this Agreement (the "Exchange Share Maximum". The Exchange Share Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the Settlement Date.

           4.            Settlement. On the Settlement Date, the Holder shall deliver or cause to be delivered to the Company good, valid and marketable title to the Notes being exchanged, free and clear of any liens, claims or encumbrances, and the Company shall issue and deliver to the Holder the Exchanged Shares with the following restrictive legend.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDIX RESOURCES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

           5.            Representations, Warranties and Covenants of the Company.

                      (a)            Organization; Capacity and Authority. The Company is a corporation duly organized, validly existing and, as of the date hereof, in good standing under the laws of the State of Colorado. The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. The undersigned officer of the Company has full authority to execute this Agreement and to bind the Company thereby. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered at law or in equity).

                      (b)            Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable.

                      (c)            No Commissions or Remuneration. The Company hereby represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to the Holder or to any third party for the solicitation of the Exchange under this Agreement.

                      (d)            Costs and Expenses. The Company shall pay its own costs and expenses, including but not limited to attorneys fees, incurred in connection with its performance of transactions contemplated hereby.

                      (e)            Publicity. The Company will not disclose the identity of Holder in any press release issued by the Company with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Holder unless the Company in good faith determines, upon advice of counsel, that it is required by law or regulations to issue such a press release. In such event, the Company shall notify Holder in advance and give Holder an opportunity to promptly review and comment on the form and substance of such press release.

                      (f)            Transfer Agent. If required to do so by its transfer agent for the Shares and so long as Holder is not in breach of this Agreement, the Company will deliver or cause to be delivered to the transfer agent a legal opinion to the effect that the Exchanged Shares may be issued to the Holder.

           6.            Representations, Warranties and Covenants of the Holder.

                      (a)            Organization; Power and Authority. The Holder is a corporation duly organized and validly existing under the laws of the Turks and Caicos Islands. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement and to exchange the Notes in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action. The undersigned officer of the Holder has full authority to execute this Agreement and to bind the Holder thereby. This Agreement has been duly executed and delivered by the Holder. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered at law or in equity).

                      (b)            Exempt Offering. The Holder acknowledges that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder knows of no reason why such exemption is not available.

                      (c)            No Solicitation by the Company. The Holder approached the Company and initiated negotiations with the Company regarding the Exchange as described above. Neither the Company nor anyone acting on the Company's behalf approached the Holder regarding this transaction.

                      (d)            Existing Holder of Exchange Notes. Holder represents and warrants that Holder is the sole legal and beneficial holder of the Notes being exchanged by Holder.

                      (e)            Title to Exchange Notes. At the Settlement Date, Holder shall deliver good, valid and marketable title to the Notes transferred to the Company hereunder free and clear of any liens, charges, and encumbrances.

                      (f)            No Commissions or Remuneration. Holder hereby represents that it has not and shall not, and no one acting on its behalf has or shall, receive any commissions or other remuneration paid or given directly or indirectly for soliciting the Exchange under this Agreement and that Holder shall not pay or agree to pay commissions or remuneration to any other third party directly or indirectly for soliciting such Exchange.

                      (g)            Accredited Investor. Holder represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

                      (h)            Access to Information. The Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the transaction contemplated hereby and acknowledges that it, among other things, has received or reviewed copies of the Company's Annual Report on Form 10-K for the year ended 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition and the exchange contemplated hereby, and the Holder acknowledges that the Company makes no representation regarding the value of the Notes or the Shares.

                      (i)            No Distribution. Holder represents and warrants that it currently has no present plans, transactions, or agreements with any third party for the distribution of the common stock to be received under this Agreement and that the common stock to be received under this Agreement shall be acquired by Holder for its own investment holdings and purposes.

                      (j)            No Violation. The Holder represents and warrants that the execution and delivery of this agreement by the Holder and the performance by the Holder of its obligations hereunder do not and will not violate any law or regulation applicable to the Holder.

                      (k)            Publicity. The Holder covenants that it will keep the terms of this Agreement confidential and shall not disclose such terms to any other person or entity.

                      (l)            Costs and Expenses. The Holder shall pay its own costs and expenses, including but not limited to attorneys fees, incurred in connection with its performance of transactions contemplated hereby.

           7.            Registration Rights. If at any time the Company shall determine to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder written notice of such determination and, if within 30 days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Shares intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Shares which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Shares so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares being registered pursuant to this Section 7 for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Shares such Holder requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this Section 7 that are eligible for sale pursuant to Rule 144(k) of the Securities Act.

           8.            Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, or on the date transmitted by telecopy or facsimile at the address or number designated below (if delivered or transmitted on a business day), or the first business day following such delivery or transmission (if delivered other than on a business day) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	MEDIX RESOURCES, INC. 420 Lexington Ave., Suite 1830 New York, NY 10170 Attn: Darryl R. Cohen Telephone No.: (212) 697-2509 Telecopier No.: (212) 681-9817
with copies (which copies shall not constitute notice to the Company) to:	Jenkens & Gilchrist Parker Chapin LLP The Chrysler Building 405 Lexington Avenue Attn: Martin Eric Weisberg New York, NY 10174 Telephone No.: (212) 704-6050 Telecopier No.: (212) 704-6288
If to the Holder:	At the address of such Holder set forth on the signature page to this Exchange Offer.
with copies to:	Krieger & Prager LLP, Esqs. 39 Broadway; Suite 1440 New York, New York 10006 Attn: Ronald J. Nussbaum Telephone: (212) 363-2900 Telecopier: (212) 363-2999
Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

          9.           Amendment; Entire Agreement. This Agreement cannot be amended or modified except by a writing executed by both parties which expresses, by its terms, an intention to modify this agreement. This Agreement constitutes the entire agreement by and among the parties hereto and supercedes any prior proposals, agreements or understandings relating to the subject matter hereof. Each party acknowledges and agrees that it is relying on no other representation, warranty, covenant or agreement of the other party except for those set forth in this Agreement.

          10.           Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law provisions contained therein and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan, City of New York in any action or proceeding arising out of or in relation to this Agreement.

          11.           Execution in Counterparts. This Agreement may be executed in several counterparts by one or more of the parties named herein and all such counterparts once so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all of the parties hereto, and each such counterpart, upon execution and delivery, shall be deemed a complete original, binding on the parties to this Agreement. This Agreement may be delivered by facsimile, and the facsimile copy shall be deemed to be an original for all purposes.

          IN WITNESS WHEREOF, this Exchange Agreement was duly executed on the date first written above.

MEDIX RESOURCES, INC. Signature:________________________________ Name: Title:
The terms set forth herein are accepted by __________________. ______________________ Signature:________________________________ Name: Title:

EXHIBIT A TO THE EXCHANGE AGREEMENT

SCHEDULE OF NOTES

Amount@Interest Accrued@Maturity Date